Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated February 11, 2005, with respect to the consolidated balance sheets of Sahlman Holding Company, Inc. as of December 31, 2004 and 2003 and the related statements of operations for the years ended December 31, 2004 and 2003, which appears in this Form 10-K.
/s/ Dwight, Darby, and Company
Certified Public Accountants
Tampa, Florida
March 31, 2006